UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – November 26, 2008

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Reference is made to the discussion in the Energy Future Holdings Corp. (“EFH Corp.”) 2007 Annual Report on Form 10-K under Item. 3 LEGAL PROCEEDINGS—Regulatory Investigations regarding the Notice of Violation (“NOV”) issued by the Public Utility Commission of Texas (the “PUCT”) and the Current Reports on Form 8-K filed with the Securities and Exchange Commission by EFH Corp. on March 17, 2007 and March 30, 2007.

In March 2007, the PUCT issued an NOV stating that the PUCT Staff was recommending an enforcement action, including the assessment of administrative penalties (initially $210 million and subsequently reduced to $171 million), against EFH Corp. and certain of its affiliates for alleged market power abuse by its power generation affiliates and Luminant Energy Company LLC, formerly TXU Portfolio Management Company LP (“Luminant Energy”) in ERCOT-administered balancing energy auctions during certain periods of the summer of 2005. The NOV was premised upon the PUCT Staff’s allegation that Luminant Energy’s bidding behavior was not competitive and increased market participants’ costs of balancing energy by approximately $57 million, including approximately $19 million in incremental revenues to EFH Corp. In July 2008, the State Office of Administrative Hearings (“SOAH”) issued an order holding that the PUCT Staff’s proposed penalty calculation was unlawful and that the proper maximum penalty calculation should be based on the number of allegedly improper bid curves submitted to ERCOT during the relevant time period. Based upon this order and the PUCT Staff’s alleged number of bid curves, EFH Corp. believes that the maximum penalty would have been less than $16 million. The PUCT Staff appealed SOAH’s ruling to the PUCT, and in August 2008, the PUCT determined that it was premature to decide the issue and that it should be determined as part of the final resolution of the entire proceeding, after a full hearing on the merits.

On November 26, 2008, representatives of the parties to the NOV proceeding, wishing to avoid the expense and uncertainty of litigation, entered into a Settlement Agreement as a means of fully resolving all matters related to the NOV. Among other things, the Settlement Agreement provides for the following:

•	payment by Luminant of an administrative penalty of $15 million to the PUCT; and

•

acknowledgment from the PUCT Staff that Luminant’s Voluntary Mitigation Plan (“VMP”), which was filed with the PUCT in July 2007, continues to represent an appropriate safe harbor for Luminant from future enforcement actions for activities covered by the VMP.

In addition, the PUCT Staff agreed that neither the payment of the penalty amount by Luminant nor anything in the Settlement Agreement should be construed as an admission of liability by Luminant. Luminant expressly denied such liability in the Settlement Agreement.

The effectiveness of the Settlement Agreement is subject to the final approval of the PUCT.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ Stanley J. Szlauderbach
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President and Controller

Dated: November 26, 2008

3